Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-7
*CUSIP:    21988K834    Class    A-1
           21988KAN7    Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of      August 15, 2005.....                                   $0.00
        Scheduled Income received on securities.....                $951,750.00
        Unscheduled Income received on securities.....                    $0.00
        Contribution from Trustee.....                                    $0.02

LESS:
        Distribution to Class A-1 Holders.....                     -$945,000.00
        Distribution to Class A-2 Holders.....                       -$5,899.02
        Distribution to Class A-2 Holders of Amortization.....         -$851.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                      $0.00
Balance as of      February 15, 2006.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of      August 15, 2005.....                                   $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of      February 15, 2006.....                                 $0.00

              UNDERLYING SECURITIES HELD AS OF   February 15, 2006

           Principal
            Amount                        Title of Security
           ---------                      -----------------
           $30,000,000       Goldman Sachs Capital I 6.345% Capital Securities
                             due February 15, 2034
                             *CUSIP:  38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.